Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement No. 333-278739 on Form F-1 of our report dated February 9, 2024, relating to the financial statements of Velo Studios. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte LLP

London, United Kingdom

May 8, 2024